                                    EXHIBIT 5

                                STEPHEN P. CARSON
                                 ATTORNEY AT LAW
                                323 HOLIDAY ROAD
                            LEXINGTON, KENTUCKY 40502
                            TELEPHONE: (606) 533-5516

                           October 13, 1997                           EXHIBIT 5

Alaska Apollo Resources Inc.
131 Prosperous Place, Suite 17-A
Lexington, Kentucky 40509-1844

          Re:       Form S-8 Registration Statement; Commission File No.
                    0-12185

Gentlemen:

          I have acted as counsel for Alaska Apollo Resources Inc. (the "Company") in connection with the registration by the Company of 123,275 shares of its common stock, without par value per share (the "Securities"), as contemplated by the Company's Registration Statement on Form S-8 filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

          In connection therewith, I have examined, among other things, the Memorandum and Articles of Association, as amended, of the Company, the corporate proceedings of the Company with respect to the issuance and registration of the Securities, the Registration Statement, certificates of public officials, statutes and other instruments and documents, as a basis for the opinions expressed herein.

          Based upon and subject to the foregoing, and upon such other matters as I have determined to be relevant, I am of the opinion that:

          1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia.

          2. All of the Securities, upon issuance and delivery thereof, will be validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                                   Very truly yours,

                                                   /s/ Stephen P. Carson
                                                   ---------------------
                                                   Stephen P. Carson

                          ALASKA APOLLO RESOURCES INC.
                DOCUMENTS CONSTITUTING A SECTION 10(a) PROSPECTUS
                  PURSUANT TO A FORM S-8 REGISTRATION STATEMENT
                             FILED OCTOBER 14, 1997

             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Alaska Apollo Resources Inc. (the "Company") with the Securities and Exchange Commission on October 14, 1997, the following shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933:

          1.  GENERAL PLAN INFORMATION.

          (a) The Letter Agreements (the "Agreements") between the Company and BCD Softech, Inc., CFO Services, Inc., Guthrie York & Company, and Marcella Sparks (the "Participants") with respect to the payment of fees, shares of the Company's common stock, without par value per share (the "Securities"), and the price per share at which the Securities are to be issued to the Participants in payment of their fees are more fully described in Exhibits "A-1, A-2, A-3 and A-4" attached hereto and incorporated herein by reference for all purposes:

           Name                       Fees          Price per Share        Number of Shares
           ----                       ----          ---------------        ----------------

BCD Softech, Inc.                    $ 4,600             $ 0.50                  9,200
CFO Services Inc.                    $32,319             $0.375                 86,184
Guthrie York & Company, Inc.         $ 5,625             $0.375                 15,000
Marcella Sparks                      $ 4,834             $0.375                 12,891
                                  ----------                                  --------
TOTAL                             $47,378.00                                   123,275

          (b) The Agreements constitutes an employee benefit plan as described in Rule 405 promulgated under the Securities Act of 1933 (the "Plan"). The Securities will be offered pursuant to the Plan.

          (c) The general nature and purpose of the Plan is allow for the payment of fees due and owing by the Company to the Participants in the form of the Company's registered Securities. The Plan will terminate as soon after filing of the Registration Statement, as the Securities called for in the Plan have been issued to the Participants, which date will not exceed November 30, 1997. It is not contemplated that the Plan will be subject to modification or extension.

          (d) The Plan does not have any administrators. However, the Participants may contact the Company at the address or telephone number described in Paragraph 11 below to obtain additional information about the Plan.

          (e) The Plan is not subject to the Employee Retirement Income Security Act of 1974. The Participants are consultants who have provided bona fide services to the Company, none of such services being in connection with the offer or sale of Securities of the Company in a capital-raising transaction.

          2. SECURITIES TO BE OFFERED. The Securities to be offered pursuant to the Plan are shares of the Company's common stock, without par value per share. The common stock of the Company has been registered under Section 12 of the Securities Exchange Act of 1934.

          3. EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN. Only the Participants described above may participate in the Plan.

          4. PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED.

              (a) The Participants may participate in the Plan only for so long as it takes to file the Registration Statement and issue the Securities to the Participants as called for herein. Thereafter, the Participants shall not have any further interest in the Plan. The only Securities to be purchased by the Participants are described herein or in the Agreements between the Company and the Participants. The purchase price per share of the Company's Securities for the Participants is as set forth above.

              (b) Payment for the Securities to be purchased by the Participants pursuant to the Plan will be the extinguishment of any further liability by the Company to any said Participant with respect to the obligations described herein.

              (c) There will be no reports delivered to the Participants as to the amounts and status of its account.

              (d) The Securities will be issued to the Participants, who may sell the Securities in the open market. The Company will receive no fees or other compensation for the Securities other than the extinguishment of the debt to the Participants as described herein.

           5. RESALE RESTRICTIONS. There will be no restrictions on the resale of the Securities by the Participants.

           6. TAX EFFECTS OF PLAN PARTICIPATION. The receipt of the Securities by the Participants will be the receipt of ordinary income since the Securities will have been received by the Participants in exchange for services. Consequently, the Participants will be taxed currently for the value of the Securities pursuant to Section 61 of the Internal Revenue Code of 1986, as amended.

           7. INVESTMENT OF FUNDS. There is no provision under the Plan whereby the Participants may direct the investment of all or any part of the assets under the Plan.

           8. WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST. The Participants are not able to withdraw from, terminate, or assign their interests in the Plan.

           9. FORFEITURES AND PENALTIES. There is no event which could, under the Plan, result in a forfeiture by, or a penalty to, the Participants.

           10. CHARGES AND DEDUCTIONS, AND LIENS THEREFOR. There are no charges and deductions that may be made against the Participants, the Securities, or assets of the Plan, or the creation of any lien on any funds, securities, or other property held under the Plan.

           11. INFORMATION CONTAINED IN THE REGISTRATION STATEMENT. The Company shall furnish to the Participants, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of the Registration Statement, all of such documents being incorporated by reference in this Section 10(a) Prospectus. The Company shall also furnish to the Participants, without charge, upon written or oral request, any other documents required to be delivered to employees of the Company pursuant to Rule 428(b) promulgated under the Securities Act of 1933. Any such request should be directed to the Company at 131 Prosperous Place, Suite 17-A, Lexington,
Kentucky 40509, telephone (606) 263-3948, and telecopier (606) 263-4228.

           12. INFORMATION CURRENTLY FURNISHED. The Participants have been furnished with copies of the Company's Form 10-K for the fiscal year ended December 31, 1996 and .Form 10-Q for the quarterly period ending June 30, 1997.

           13. INFORMATION TO BE FURNISHED IN THE FUTURE. The Company shall deliver to the Participants copies of all reports, proxy statements and other communications distributed to its security-holders generally, and such material shall be sent or delivered no later than the time that it is sent to security-holders of the Company.

Attachments:

Exhibits "A-1,  A-2,  A-3, and  A-4"  -The Agreements

                         ALASKA APOLLO RESOURCES INC.
                              FORM S-8 PROSPECTUS
                       EXHIBITS "A-1, A-2, A-3 AND A-4"
                               LETTER AGREEMENTS

                                BCD SOFTECH, INC.
                             6543-C Commerce Parkway
                                   PO Box 1530
                                Dublin, OH 43017

                                            October 10, 1997

Mr. William S. Daugherty
Alaska Apollo Resources, Inc.
131 Prosperous Place, Suite 17-A
Lexington, Kentucky 40509

                                            RE:        S-8 Stock Agreement

Dear Mr. Daugherty:

         At the present time, Alaska Apollo Resources, Inc., and its subsidiary, Daugherty Petroleum, Inc., owes BCD Softech $4,600.00 for consulting and support in connection with Petro 2000 Software. In payment thereof, BCD Softech agrees to accept freely trading stock in Alaska Apollo Resources, Inc., worth $4,600.00. Alaska Apollo Resources, Inc., will cause to be prepared and will file the required Form S-8 to accomplish the issuance of the stock worth $4,600.00. Said stock will be issued to BCD Softech as soon as possible after the filing of the Form S-8. In that regard, the stock to be issued to BCD Softech will be valued at 1/2 or $.50 per share.

         If the foregoing meets with your approval, please sign and date a copy of this letter, and return same to me. I understand that the agreement contained herein is subject to ratification by the Board of Directors of Alaska Apollo Resources, Inc. Please notify me when such ratification has been obtained.

                                             Very truly yours,

                                             BCD Softech, Inc.

                                             BY:/x/ Charles R. Gibbs
                                                ---------------------
                                                Charles R. Gibbs, President


The foregoing is accepted and agreed to
this the 10th day of October, 1997.

ALASKA APOLLO RESOURCES, INC.

BY:/x/William S. Daugherty
     ---------------------
      William S. Daugherty
      President



                                 EXHIBIT "A-1"

======================

     [CFO
  SERVICES, INC. LOGO]

=======================


131 PROSPEROUS PLACE
       SUITE 17
LEXINGTON, KENTUCKY
40509-1844
Tele: 606-263-4779
Fax: 606-263-4228

                                 September 30, 1997

Mr. William S. Daugherty
Alaska Apollo Resources Inc.
131 Prosperous Place, Suite 17-A
Lexington, Kentucky 40509

                                 RE:        Amount Owing for Services Rendered

Dear Bill:

As of September 30, 1997, Alaska Apollo Resources Inc., and Daugherty Petroleum, Inc., owe CFO $32,319 and in payment thereof CFO agrees to accept freely trading stock in Alaska Apollo Resources Inc., worth $32,319. Alaska Apollo Resources Inc., will cause to be prepared and will file the required Form S-8 to accomplish the issuance of the stock worth $32,319. In that regard, the stock to be issued to CFO will be valued at 3/8 or $0.375 per share.

If the foregoing meets with your approval, please sign and date a copy of this letter, and return same to me. I understand that the agreement contained herein is subject to ratification by the Board of Directors of Alaska Apollo Resources Inc. Please notify me when such ratification has been obtained.

                                        Very truly yours,

                                        CFO Services, Inc.

                                        BY: \x\  Timothy F. Guthrie
                                           -------------------------
                                            Timothy F. Guthrie, President

The foregoing is accepted and agreed to
this the 2nd day of October, 1997.

ALASKA APOLLO RESOURCES INC.

BY:\x\  William S. Daugherty
   -------------------------
    William S. Daugherty
    President and Chief Executive Officer



                                 EXHIBIT "A-2"

==============
   GUTHRIE
    YORK
      &
COMPANY, INC.
==============

131 PROSPEROUS PLACE
SUITE 17
LEXINGTON, KENTUCKY
40509-1844
Tele: 606-263-4779
Fax: 606-263-4228

                              September 30, 1997

                              Mr. William S. Daugherty
                              Alaska Apollo Resources Inc.
                              131 Prosperous Place, Suite 17-A
                              Lexington, Kentucky 40509

                              RE:  Amount Owing for Services Rendered

Dear Bill:

As of September 30, 1997, Alaska Apollo Resources Inc., and Daugherty Petroleum, Inc., owe Guthrie York & Company, Inc., (GYC) $5,625 and in payment thereof GYC agrees to accept freely trading stock in Alaska Apollo Resources Inc., worth $5,625. Alaska Apollo Resources Inc., will cause to be prepared and will file the required Form S-8 to accomplish the issuance of the stock worth $5,625 In that regard, the stock to be issued to GYC will be valued at 6/16 or $.375 per share.

If the foregoing meets with your approval, please sign and date a copy of this letter, and return same to me. I understand that the agreement contained herein is subject to ratification by the Board of Directors of Alaska Apollo Resources Inc. Please notify me when such ratification has been obtained.

                                        Very truly yours,

                                        Guthrie York & Company, Inc.

                                        BY:\x\ Timothy F. Guthrie
                                           ----------------------
                                           Timothy F. Guthrie, President

The foregoing is accepted and agreed to
this the 2nd day of October, 1997.

ALASKA APOLLO RESOURCES INC.

BY:\x\ William S. Daugherty
  -------------------------
      William S. Daugherty
      President and Chief Executive Officer



                                 EXHIBIT "A-3"

                                 MARCELLA SPARKS
                              230 HURST SCHOOL ROAD
                            SAND GAP, KENTUCKY 40481

                                            October 1, 1997

Mr. William S. Daugherty
Alaska Apollo Resources, Inc.
131 Prosperous Place, Suite 17-A
Lexington, Kentucky 40509

                                            RE:    S-8 Stock Agreement

Dear Mr. Daugherty:

         At the present time, Alaska Apollo Resources, Inc., and its subsidiary, Daugherty Petroleum, Inc., owes Marcella Sparks $4,834.00. In payment thereof, Marcella Sparks agrees to accept freely trading stock in Alaska Apollo Resources, Inc., worth $4,834.00. Alaska Apollo Resources, Inc., will cause to be prepared and will file the required Form S-8 to accomplish the issuance of the stock worth $4,834.00. Said stock will be issued to Marcella Sparks as soon as possible after the filing of the Form S-8. In that regard, the stock to be issued to Marcella Sparks will be valued at 3/8 or $.375 per share.

         If the foregoing meets with your approval, please sign and date a copy of this letter, and return same to me. I understand that the agreement contained herein is subject to ratification by the Board of Directors of Alaska Apollo Resources, Inc. Please notify me when such ratification has been obtained.

                                            Very truly yours,

                                            /x/ Marcella Sparks
                                            --------------------
                                            Marcella Sparks

The foregoing is accepted and agreed to
this the 10th day of October, 1997.

ALASKA APOLLO RESOURCES, INC.

BY:/x/William S. Daugherty
  ------------------------
      William S. Daugherty
      President


                                 EXHIBIT "A-4"